                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the registration statements on Form S-3 (File No.'s 333-89347, 333-85219, 333-85061, 333-42532
and 333-72282) and Form S-8 (File No.'s 333-45253, 333-64525, 333-46589,
333-52799, 333-72425, 333-79007, 333-52805, 333-56133, 333-08775, 333-37041,
333-33943, 333-18975, 333-18977, 333-08783, 333-81751, 333-87685, 333-88201,
333-87151, 333-84981, 333-80267, 333-08789, 333-08793, 333-08801, 333-23043,
333-42475, 333-31400, 333-31738, 333-40992, 333-43184 and 333-64188) of Lucent
Technologies Inc. of our report dated October 23, 2001, except for the fifth paragraph of Note 10 and Note 19, as to which the date is November 20, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP
NEW YORK, NEW YORK
DECEMBER 26, 2001

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